Exhibit 15.3

Consent of independent registered public accounting firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-82318 and No. 333-83724) of Novo Nordisk A/S of our report dated February 1, 2017 relating to the Consolidated Financial Statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers

Statsautoriseret Revisionspartnerselskab

Copenhagen, Denmark

February 9, 2017